EXHIBIT 99
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                                NEWS RELEASE

                         NORTHERN TRUST CORPORATION
                           50 SOUTH LASALLE STREET
                           CHICAGO, ILLINOIS 60675

                  Contact:  Laurie McMahon, Investor Relations
                            (312) 444-7811 or
                            Dianne Kotsogiannis, Public Relations
                            (312) 444-4281  http://www.northerntrust.com
                                            ----------------------------
   Release #01492

   FOR IMMEDIATE RELEASE
   ---------------------------

   NORTHERN TRUST ANNOUNCES 2-FOR-1 STOCK SPLIT AND 12.5% DIVIDEND
   INCREASE

   (CHICAGO, November 16, 1999) Northern Trust Corporation today announced that its Board of Directors declared a 2 for 1 split of the common stock of the Corporation, to be effected by means of a 100% stock distribution. One share for each share held by shareholders of record on November 29, 1999, will be distributed on December 9, 1999. The Corporation also announced the declaration of a quarterly cash dividend on shares of its common stock outstanding after the split in the amount of 13.5 cents per share, payable January 3, 2000, to holders of record as of December 10, 1999. This dividend, taking into account the stock distribution, represents an increase of 12.5% over the previous dividend.

        William A Osborn, Chairman and Chief Executive Officer, stated, "The increase in outstanding shares resulting from the stock split should permit wider distribution and interest in our stock, while the increase in the cash dividend is consistent with the growth in earnings and our positive outlook for the future."